                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 11, 2003


                                SPECTRASITE, INC.
                             -----------------------
             (Exact name of Registrant as specified in its charter)


                                    Delaware
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


               0-27217                            56-2027322
--------------------------------------------------------------------------------
      (Commission File Number)     (I.R.S. Employer Identification Number)

                            400 Regency Forest Drive

                           Cary, North Carolina 27511
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (919) 468-0112
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial statements of businesses acquired.

      None.

      (b)   Pro forma financial information.

      None.

      (c)   Exhibits.

      None.

ITEM 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

      On August 11, 2003, SpectraSite, Inc. (the "Company") announced its operating results for the three months ended June 30, 2003. This Amendment No. 1 to the Company's Current Report on 8-K restates the Company's prior announcement in its entirety to conform the announcement to the presentation included in the Company's Registration Statement on Form S-1, as amended (File No. 333-107123).

      The information furnished in this Item 12 shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

      Consolidated revenues increased to $80.9 million for the three months ended June 30, 2003 from $75.9 million for the three months ended June 30, 2002. Site operations revenues increased to $77.5 million for the three months ended June 30, 2003 from $69.6 million for the three months ended June 30, 2002. Revenues from wireless operations increased to $72.0 million for the three months ended June 30, 2003 from $64.2 million for the three months ended June 30, 2002. Revenues from broadcast leasing increased to $5.5 million for the three months ended June 30, 2003 from $5.4 million for the three months ended June 30, 2002. Revenues from broadcast services decreased to $3.4 million for the three months ended June 30, 2003 compared to $6.2 million for the three months ended June 30, 2002.

      The Company's net loss was $7.6 million for the three months ended June 30, 2003, compared to a net loss of $127.6 million for the three months ended June 30, 2002. The Company's net loss per share was $0.16 during the second quarter of 2003 as compared to $0.83 during the second quarter of 2002. Adjusted EBITDA, as defined by the Company, increased to $37.2 million for the three months ended June 30, 2003 from $(10.7) million for the three months ended June 30, 2002.

      Net cash provided by operating activities increased to $16.6 million during the second quarter of 2003 as compared to net cash used in operating activities of $21.2 million during the second quarter of 2002. Purchases of property and equipment during the second quarter of 2003 were $3.9 million, down from $19.6 million for the same period in 2002. Free cash flow, defined as net cash provided by operating activities less purchases of property and equipment, during the second quarter of 2003 was $12.7 million as compared to a free cash flow deficit of $40.8 during the prior year's period.

      Based on trailing twelve-month revenues on towers owned or operated as of June 30, 2002 and still owned or operated as of June 30, 2003, same tower revenue growth was 15%. The Company owned or operated

7,539 towers and in-building sites at June 30, 2003, as compared to 7,994 towers and in-building sites at June 30, 2002.

FINANCING TRANSACTIONS

      On May 14, 2003, the Company's operating subsidiary, SpectraSite Communications, Inc., amended its credit facility to reduce the unused $300 million commitment under its revolving credit facility by $100 million in exchange for modification of certain covenants in future periods and certain documentation changes.

      On May 21, 2003, the Company issued $200 million aggregate principal amount of 8.25% senior notes due 2010. Semi-annual interest payments for the 8.25% senior notes are due on May 15 and November 15 beginning on November 15, 2003. Net proceeds from the 8.25% senior notes were utilized to prepay a portion of the Company's outstanding indebtedness under its credit facility.

STOCK SPLIT

      On August 4, 2003, the Company announced a two for one forward stock split. The record date for the forward split was August 14, 2003, and the payment date was August 21, 2003. In addition, each of the Company's outstanding warrants was adjusted to reflect the forward split. Effective on the record date, each warrant entitles its holder to purchase two shares of the Company's common stock at an aggregate exercise price of $32.00.

ACQUISITIONS

      Under the terms of an amended agreement with affiliates of SBC completed on November 14, 2002, the Company agreed to acquire the sublease rights to a maximum of 600 towers during the period beginning May 2003 and ending August 2004. Towers subleased by the Company under this agreement will be subleased on a quarterly basis in increments not to exceed 100 towers per quarter. To the extent less than 100 towers are subleased during a period, the remaining balance will be accrued to the last sublease period in August 2004. In the second quarter of 2003 the Company subleased 54 towers under this agreement, for which it paid $13.3 million in cash.

NON-GAAP FINANCIAL MEASURES

      Adjusted EBITDA. Adjusted EBITDA consists of net income (loss) before depreciation, amortization and accretion, interest, income tax expense (benefit) and, if applicable, before discontinued operations and cumulative effect of change in accounting principle. For the periods prior to January 31, 2003, Adjusted EBITDA also excludes gain on debt discharge, reorganization items, and writeoffs of investments in and loans to affiliates. We use a different definition of Adjusted EBITDA for the fiscal periods prior to our reorganization to enable investors to view our operating performance on a consistent basis before the impact of the items discussed above on the predecessor company. Each of these historical items was incurred prior to, or in connection with, our bankruptcy and is excluded from Adjusted EBITDA to reflect, as accurately as possible, the results of our core operations. Management does not expect any of these items to have a material financial impact on our operations on a going-forward basis because none of these pre-reorganization items is expected to occur in the foreseeable future.

      Adjusted EBITDA may not be comparable to a similarly titled measure employed by other companies and is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States, or "GAAP".

      We use Adjusted EBITDA as a measure of operating performance. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities or other income statement or cash flow statement data prepared in accordance with GAAP.

      We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because:

      - it is the primary measure used by our management to evaluate the economic productivity of our operations, including the efficiency of our employees and the profitability associated with their performance, the realization of contract revenue under our long-term contracts, our ability to obtain and maintain our customers and our ability to operate our leasing and licensing business effectively;

      - it is widely used in the wireless tower industry to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets; and

      - we believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

      Our management uses Adjusted EBITDA:

      - as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results;

      - in presentations to our board of directors to enable it to have the same measurement of operating performance used by management;

      - for planning purposes, including the preparation of our annual operating budget;

      - for compensation purposes, including the basis for incentive quarterly and annual bonuses for certain employees, including our sales force;

      - as a valuation measure in strategic analyses in connection with the purchase and sale of assets; and


      - with respect to compliance with our credit facility, which requires us to maintain certain financial ratios based on Annualized EBITDA (as defined in our credit agreement).

      There are material limitations to using a measure such as Adjusted EBITDA, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect our net income or loss. Management compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income. Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with generally accepted accounting principles.

      Adjusted EBITDA for the three months ended June 30, 2003 and 2002 was calculated as follows:

                                                      THREE MONTHS    THREE MONTHS
                                                          ENDED           ENDED
                                                      JUNE 30, 2003   JUNE 30, 2002
                                                      -------------   -------------
                                                              (IN THOUSANDS)
Net loss...........................................   $      (7,574)  $    (127,568)
Add / Less:
  Depreciation, amortization and accretion expenses          25,626          50,625
  Interest income..................................            (279)           (293)
  Interest expense.................................          18,604          61,795
  Income tax expense (benefit).....................             206             (18)
  Loss from operations of discontinued segment, net
    of income tax expense..........................              --           4,797
  Loss on disposal of discontinued segment.........             596              --
                                                      -------------   -------------
Adjusted EBITDA....................................   $      37,179   $     (10,662)
                                                      =============   =============

      Free Cash Flow. Free cash flow (deficit), as we have defined it, is calculated as the cash provided by (used in) operating activities less purchases of property and equipment. We believe free cash flow to be relevant and useful information to our investors as this measure is used by our management in evaluating our liquidity and the cash generated by our consolidated operating businesses. Our definition of free cash flow does not take into consideration cash provided by or used for acquisitions or sales of tower assets or cash used to acquire other businesses. Additionally, our definition of free cash flow does not reflect cash used to make mandatory repayments of our debt obligations. The limitations of using this measure include the difficulty in analyzing the impact on our operating cash flow of certain discretionary expenditures such as purchases of property and equipment and our mandatory debt service requirements. Management compensates for these limitations by analyzing the economic effect of these expenditures and asset dispositions independently as well as in connection with analysis of our cash flow. Free cash flow reflects cash available for financing activities, to strengthen our balance sheet, or cash available for strategic investments, including acquisitions of tower assets or businesses. We believe free cash flow should be considered in addition to, but not as a substitute for, other measures of liquidity reported in accordance with generally accepted accounting principles. Free cash flow, as we have defined it, may not be comparable to similarly titled measures reported by other companies. Free cash flow (deficit) for the three months ended June 30, 2003 and 2002 was calculated as follows:

                                                      THREE MONTHS    THREE MONTHS
                                                          ENDED           ENDED
                                                      JUNE 30, 2003   JUNE 30, 2002
                                                      -------------   -------------
                                                              (IN THOUSANDS)
Net cash provided by (used in) operating activities   $      16,623   $     (21,187)
Less: Purchases of property and equipment..........          (3,926)        (19,579)
                                                      -------------   -------------
Free cash flow (deficit)...........................   $      12,697   $     (40,766)
                                                      =============   =============

ABOUT SPECTRASITE, INC.

      SpectraSite, Inc. (www.spectrasite.com), based in Cary, North Carolina, is one of the largest, in terms of number of towers, and fastest growing, in terms of revenue growth, wireless tower operators in the United States. At June 30, 2003, SpectraSite owned or operated approximately 10,000 revenue producing sites, including over 7,500 towers primarily in the top 100 basic trading area, or BTA, in the United States. SpectraSite's customers are leading wireless communications providers, including AT&T Wireless, Cingular, Nextel, Sprint PCS, T-Mobile and Verizon Wireless.

SAFE HARBOR

      This announcement and oral statements made from time to time by representatives of the Company may contain "forward-looking statements" concerning SpectraSite's future expectations, financial and operating projections, plans, strategies and the trading markets for its securities. These forward-looking statements are subject to a number of risks and uncertainties. The Company wishes to caution readers that certain factors may impact the Company's actual results and could cause results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Such factors include, but are not limited to (i) the interest of market makers and others in maintaining an active market for SpectraSite's securities, (ii) SpectraSite's substantial capital requirements and leverage, (iii) market conditions, (iv) the Company's dependence on demand for wireless communications and related infrastructure, (v) competition in the communications tower industry, including the impact of technological developments, (vi) future regulatory actions and conditions in its operating areas, (vii) technological innovation, (viii) the integration of towers or businesses that we have or may acquire, (ix) dependence upon a small number of significant customers, (x) disputes with current and prospective customers and lessors, and (xi) other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. These and other important factors are described in more detail in the "Risk Factors" section of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, as amended, and in the Company's other SEC filings and public announcements. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     AT JUNE 30, 2003 AND DECEMBER 31, 2002

                                                             REORGANIZED       PREDECESSOR
                                                               COMPANY           COMPANY
                                                            JUNE 30, 2003   DECEMBER 31, 2002
                                                            -------------   -----------------
                                                             (UNAUDITED)
                                                                 (DOLLARS IN THOUSANDS)
                                           ASSETS
Current assets:
  Cash and cash equivalents...............................   $   58,753        $    80,961
  Accounts receivable, net of allowance of $8,839 and
     $11,431, respectively................................        6,553             15,180
  Costs and estimated earnings in excess of billings......        3,194              2,169
  Inventories.............................................        7,756              7,878
  Prepaid expenses and other..............................       12,759             16,696
                                                             ----------        -----------
     Total current assets.................................       89,015            122,884
Property and equipment, net...............................    1,243,743          2,292,945
Goodwill, net.............................................           --             60,626
Other assets..............................................      223,427            102,001
                                                             ----------        -----------
     Total assets.........................................   $1,556,185        $ 2,578,456
                                                             ==========        ===========

                       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable........................................   $    7,840        $    13,029
  Accrued and other expenses..............................       77,390             66,280
  Current portion of liabilities under SBC agreement......       40,335                 --
  Billings in excess of costs and estimated earnings......          748                703
  Current portion of credit facility......................           --              2,244
                                                             ----------        -----------
     Total current liabilities............................      126,313             82,256
                                                             ----------        -----------
Long-term portion of credit facility......................      479,955            780,711
Senior notes..............................................      200,000                 --
Long-term portion of liabilities under SBC agreement......       16,008                 --
Other long-term liabilities...............................       52,315             27,330
                                                             ----------        -----------
     Total long-term liabilities..........................      748,278            808,041
                                                             ----------        -----------
Liabilities subject to compromise (Note 2)................           --          1,763,286
                                                             ----------        -----------
Stockholders' equity (deficit):
  Common stock, $0.001 par value, 300,000,000 shares
     authorized, 154,013,917 issued and outstanding at
     December 31, 2002....................................           --                154
  Common stock, $0.01 par value, 250,000,000 shares
     authorized, 47,487,030 issued and outstanding at June
     30, 2003.............................................          475                 --
  Additional paid-in-capital..............................      686,861          1,624,939
  Accumulated other comprehensive income (loss)...........        3,524               (355)
  Accumulated deficit.....................................       (9,266)        (1,699,865)
                                                             ----------        -----------
     Total stockholders' equity (deficit).................      681,594            (75,127)
                                                             ----------        -----------
     Total liabilities and stockholders' equity
       (deficit)..........................................   $1,556,185        $ 2,578,456
                                                             ==========        ===========

                            See accompanying notes.

                       SPECTRASITE, INC. AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   REORGANIZED     PREDECESSOR                     PREDECESSOR
                                                     COMPANY         COMPANY       REORGANIZED       COMPANY      PREDECESSOR
                                                      THREE           THREE          COMPANY        ONE MONTH       COMPANY
                                                     MONTHS          MONTHS        FIVE MONTHS        ENDED        SIX MONTHS
                                                   ENDED JUNE      ENDED JUNE     ENDED JUNE 30,   JANUARY 31,   ENDED JUNE 30,
                                                    30, 2003        30, 2002           2003           2003            2002
                                                   -----------     -----------    --------------   -----------   --------------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
 Site operations................................    $ 77,498        $  69,633        $128,567      $   25,556      $ 135,585
 Broadcast services.............................       3,413            6,236           6,988           1,237         12,688
                                                    --------        ---------        --------      ----------      ---------
     Total revenues.............................      80,911           75,869         135,555          26,793        148,273
                                                    --------        ---------        --------      ----------      ---------
Operating Expenses:
 Costs of operations, excluding depreciation,
   amortization and accretion expense:
   Site operations..............................      25,764           26,705          42,824           8,840         52,210
   Broadcast services...........................       3,538            5,005           6,427           1,492         10,375
 Selling, general and administrative expenses...      12,589           15,456          21,275           4,280         30,976
Depreciation, amortization and accretion
 expenses.......................................      25,626           50,625          42,452          16,075         95,263
Restructuring and non-recurring charges.........          --           28,570              --              --         28,570
                                                    --------        ---------        --------      ----------      ---------
     Total operating expenses...................      67,517          126,361         112,978          30,687        217,394
                                                    --------        ---------        --------      ----------      ---------
Operating income (loss).........................      13,394          (50,492)         22,577          (3,894)       (69,121)
                                                    --------        ---------        --------      ----------      ---------
Other income (expense):
 Interest income................................         279              293             496             137            377
 Interest expense...............................     (18,604)         (61,795)        (27,865)         (4,721)      (120,492)
 Gain on debt discharge.........................          --               --              --       1,034,764             --
 Other expense..................................      (1,841)         (10,795)         (3,070)           (493)       (11,182)
                                                    --------        ---------        --------      ----------      ---------
     Total other income (expense)...............     (20,166)         (72,297)        (30,439)      1,029,687       (131,297)
                                                    --------        ---------        --------      ----------      ---------
Income (loss) from continuing operations before
 income taxes...................................      (6,772)        (122,789)         (7,862)      1,025,793       (200,418)
Income tax expense (benefit)....................         206              (18)            808               5            143
                                                    --------        ---------        --------      ----------      ---------
Income (loss) from continuing operations........      (6,978)        (122,771)         (8,670)      1,025,788       (200,561)
Reorganization items:
 Adjust accounts to fair value..................          --               --              --        (644,688)            --
 Professional and other fees....................          --               --              --         (23,894)            --
                                                    --------        ---------        --------      ----------      ---------
     Total reorganization items.................          --               --              --        (668,582)            --
                                                    --------        ---------        --------      ----------      ---------
Income (loss) before discontinued operations....      (6,978)        (122,771)         (8,670)        357,206       (200,561)
Discontinued operations:
 Loss from operations of discontinued segment,
   net of income tax expense....................          --           (4,797)             --              --         (2,785)
 Loss on disposal of discontinued segment.......        (596)              --            (596)             --             --
                                                    --------        ---------        --------      ----------      ---------
Income (loss) before cumulative effect of change
 in accounting principle........................      (7,574)        (127,568)         (9,266)        357,206       (203,346)
Cumulative effect of change in accounting
 principle (Note 4).............................          --               --              --         (12,236)      (376,753)
                                                    --------        ---------        --------      ----------      ---------
Net income (loss)...............................    $ (7,574)       $(127,568)       $ (9,266)     $  344,970      $(580,099)
                                                    ========        =========        ========      ==========      =========
Basic and diluted earnings per share:
 Income (loss) from continuing operations.......    $  (0.15)       $   (0.80)       $  (0.18)     $     6.66      $   (1.30)
 Reorganization items...........................          --               --              --           (4.34)            --
 Discontinued operations........................       (0.01)           (0.03)          (0.02)             --          (0.02)
 Cumulative effect of change in accounting
   principle....................................          --               --              --           (0.08)         (2.45)
                                                    --------        ---------        --------      ----------      ---------
 Net income (loss)..............................    $  (0.16)       $   (0.83)       $  (0.20)     $     2.24      $   (3.77)
                                                    ========        =========        ========      ==========      =========
Weighted average common shares outstanding
 (basic and diluted)............................      47,244          154,014          47,216         154,014        153,834
                                                    ========        =========        ========      ==========      =========

                            See accompanying notes.

                       SPECTRASITE, INC. AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              REORGANIZED        PREDECESSOR       PREDECESSOR
                                                                COMPANY            COMPANY           COMPANY
                                                              FIVE MONTHS         ONE MONTH         SIX MONTHS
                                                             ENDED JUNE 30,   ENDED JANUARY 31,   ENDED JUNE 30,
                                                                  2003              2003               2002
                                                             --------------   -----------------   --------------
                                                                               (IN THOUSANDS)
OPERATING ACTIVITIES
Net income (loss)..........................................    $  (9,266)        $   344,970        $(580,099)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation.............................................       35,089              15,609           96,703
  Cumulative effect of change in accounting principle......           --              12,236          376,753
  Amortization of intangible assets........................        6,277                 252            1,728
  Amortization of debt issuance costs......................        2,451                 425            5,267
  Amortization of asset retirement obligation..............        1,087                 214               --
  Amortization of senior discount notes....................           --                  --           61,149
  Writeoff of debt issuance costs..........................        8,182                  --               --
  Non-cash compensation charges............................           --                  --              580
  (Gain) loss on disposal of assets........................        1,676                 (84)          31,426
  Gain on debt discharge...................................           --          (1,034,764)              --
  Adjust accounts to fair value............................           --             644,688               --
  Equity in net loss of affiliates.........................           --                  --              102
  Changes in operating assets and liabilities, net of
    acquisitions:
    Accounts receivable....................................        3,582               5,045           33,053
    Costs and estimated earnings in excess of billings,
      net..................................................         (707)               (272)          (8,305)
    Inventories............................................          124                  (2)          (1,751)
    Prepaid expenses and other.............................         (934)             (2,238)          (3,879)
    Accounts payable.......................................      (18,751)             13,549          (23,187)
    Other liabilities......................................         (260)              6,264           (5,228)
                                                               ---------         -----------        ---------
      Net cash provided by (used in) operating
        activities.........................................       28,550               5,892          (15,688)
                                                               ---------         -----------        ---------
INVESTING ACTIVITIES
Purchases of property and equipment........................       (6,181)             (2,737)         (48,530)
Acquisitions...............................................       (9,288)                 --          (10,067)
Loans to affiliates........................................           --                  --             (750)
Proceeds from the sale of assets...........................       81,171                  --               --
                                                               ---------         -----------        ---------
      Net cash provided by (used in) investing
        activities.........................................       65,702              (2,737)         (59,347)
                                                               ---------         -----------        ---------
FINANCING ACTIVITIES
Proceeds from issuance of common stock, net of issuance
  costs....................................................        1,606                  --              477
Proceeds from issuance of long-term debt...................      200,000                  --           90,000
Repayments of debt.........................................     (303,275)            (10,884)          (1,656)
Debt issuance costs........................................       (7,062)                 --              (26)
                                                               ---------         -----------        ---------
      Net cash provided by (used in) financing
        activities.........................................     (108,731)            (10,884)          88,795
                                                               ---------         -----------        ---------
      Net increase (decrease) in cash and cash
        equivalents........................................      (14,479)             (7,729)          13,760
Cash and cash equivalents at beginning of period...........       73,232              80,961           31,547
                                                               ---------         -----------        ---------
Cash and cash equivalents at end of period.................    $  58,753         $    73,232        $  45,307
                                                               =========         ===========        =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest...................    $  12,693         $     4,265        $  55,828
Cash paid during the period for income taxes...............          482                   5              772
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
Common stock issued for deposits...........................    $      --         $       408        $      --
Common stock issued for acquisitions.......................           --                  --            1,677
Capital lease obligations incurred for the purchase of
  property and equipment...................................           68                  --            1,034

                            See accompanying notes.

                                              SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SPECTRASITE, INC.

Dated:  September 15, 2003              By: /s/ David P. Tomick
                                        ----------------------------------------
                                           David P. Tomick
                                           Executive Vice President
                                           and Chief Financial Officer

                                       11